UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
April 10, 2018
Date of Report (Date of earliest event reported)

lululemon athletica inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33608	20-3842867
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1818 Cornwall Avenue
Vancouver, British Columbia
Canada, V6J 1C7
(Address of principal executive offices, including Zip Code)
Registrant's telephone number, including area code: (604) 732-6124

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 16, 2018, we announced that Patrick Guido will be joining lululemon as its Chief Financial Officer, effective as of Mr. Guido's employment start date which is expected to be April 30, 2018. Mr. Guido will take over from Mr. Haselden, who has served as our Chief Financial Officer since 2015 and who will continue as our Chief Operating Officer.
Mr. Guido has more than 15 years of experience leading the finance functions of several Fortune 500 retail organizations, including VF Corporation, a global leader in branded lifestyle apparel, footwear and accessories. Most recently, during his seven-year tenure at VF, he served as Treasurer and Vice President of Corporate Development, managing capital allocation strategies, mitigating global financial risk, and executing on multiple strategic initiatives for the company. Previously, Mr. Guido served in roles of increasing responsibilities at The Home Depot, Inc. and Saks Incorporated.
On April 10, 2018, we entered into an Executive Employment Agreement with Mr. Guido. Under the terms of his employment agreement, upon commencement of Mr. Guido's employment, he will receive an annual base salary of USD$520,000 and will be eligible to receive an annual target performance bonus of 75% of his base salary for the applicable fiscal year, if specified financial performance and individual performance goals are met for that year. Mr. Guido will receive a retention bonus of USD $300,000, payable within 15 days after his employment start date. Mr. Guido has agreed to reimburse us for the retention bonus in the event he voluntarily resigns his position as Chief Financial Officer or his employment is terminated for cause within 12 months from his employment start date. In addition, Mr. Guido will receive a one-time grant of a number of restricted share units equal to USD $100,000, effective as of his employment start date, which award will vest as to 33%, 33%, and 34% on the three anniversary dates following the grant date if he continues to be employed by us on each such vesting date.
Mr. Guido's employment may be terminated by him or by us at any time, with or without cause. In the event Mr. Guido voluntarily resigns or we terminate his employment for cause, he will receive only his base salary then in effect and benefits earned and payable as of the date of termination. In the event we terminate Mr. Guido's employment without cause, and subject to his compliance with the surviving terms of the employment agreement and a non-compete, non-solicitation and non-disparagement agreement and execution of a full release, in addition to the amounts described above, Mr. Guido will be entitled to severance equal to 15 months of his then-current base salary.
The foregoing description of the principal terms of Mr. Guido's employment agreement is qualified in its entirety by reference to the employment agreement, a copy of which will be filed with our quarterly report on Form 10-Q for the quarterly period ended April 29, 2018.

Item 9.01.	Financial Statements and Exhibits.
 (d) Exhibits.

Exhibit No.	Description

99.1	Press release, dated April 16, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

lululemon athletica inc.

Dated: April 16, 2018	/s/ STUART HASELDEN
Stuart Haselden
Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated April 16, 2018